CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of The Advisors' Inner Circle Fund and to the use of our report dated December 24, 2015 on the financial statements and financial highlights of the Acadian Emerging Markets Portfolio, a series of shares of beneficial interest of The Advisors' Inner Circle Fund. Such financial statements and financial highlights appear in the October 31, 2015 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.


                                                          /s/ BBD, LLP
                                                          ------------
                                                          BBD, LLP

PHILADELPHIA, PENNSYLVANIA
OCTOBER 31, 2016